UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address:	Physical Address:
P.O. Box 1647 Nederland, Texas 77627	5470 N. Twin City Highway Nederland, Texas 77627

(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 2 to Revolving Credit Agreement

The description of the RCA Amendment No. 2 (as defined below) provided under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of the RCA Amendment No. 2 is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 4 to Term Loan Credit Agreement

The description of the TLCA Amendment No. 4 (as defined below) provided under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of the TLCA Amendment No. 4 is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment No. 2 to Revolving Credit Agreement

On March 12, 2015, OCI Beaumont LLC (“OCIB”) and OCI Partners LP (the “Partnership”) entered into Amendment No. 2 (the “RCA Amendment No. 2”) to the Revolving Credit Agreement dated as of April 4, 2014 (as previously amended by that certain Amendment No. 1 dated as of June 13, 2014 and as so amended by RCA Amendment No. 2, the “Revolving Credit Facility”) with Bank of America, N.A., as administrative agent, and the other lenders party thereto. RCA Amendment No. 2 (i) increased the maximum consolidated senior secured net leverage ratio from 1.75 to 2.25 for the quarter ending March 31, 2015, (ii) increased the maximum consolidated senior secured net leverage ratio from 1.75 to 2.50 for the quarters ending June 30, 2015 and September 30, 2015, (iii) increased the maximum consolidated senior secured net leverage ratio from 1.75 to 2.25 for the quarter ending December 31, 2015, (iv) extended the maturity of the Revolving Credit Facility until March 12, 2016, (v) suspended the requirement to repay in full all outstanding revolving loans under the Revolving Credit Facility on the last business day of each June and December for the calendar year 2015, and (vi) made certain technical changes to certain defined terms.

The foregoing description of the RCA Amendment No. 2 is not complete and is qualified in its entirety by reference to the full text of the RCA Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Amendment No. 4 to Term Loan Credit Agreement

On March 12, 2015, OCIB, the Partnership and OCI USA Inc. (“OCI USA”) entered into Amendment No. 4 (the “TLCA Amendment No. 4”) to the Term Loan Credit Agreement dated as of August 20, 2013 (as previously supplemented by that certain Credit Agreement Joinder, dated as of October 18, 2013, as previously amended by that certain Amendment No. 1 dated as of November 27, 2013, that certain Amendment No. 2 and Waiver dated as of April 4, 2014, that certain Amendment No. 3 dated as of June 13, 2014 and as so amended by TLCA Amendment No. 4, the “Term Loan B Credit Facility”) with Bank of America, N.A., as administrative agent, and the other lenders party thereto. The TLCA Amendment No. 4 (i) increased the maximum consolidated senior secured net leverage ratio from 1.75 to 2.25 for the quarter ending March 31, 2015, (ii) increased the maximum consolidated senior secured net leverage ratio from 1.75 to 2.50 for the quarters ending June 30, 2015 and September 30, 2015, (iii) increased the maximum consolidated senior secured net leverage ratio from 1.75 to 2.25 for the quarter ending December 31, 2015, (iv) increased the interest rate margin on the outstanding term loans under the Term Loan B Credit Facility such that OCIB may select an interest rate of (a) 4.50% above LIBOR for LIBO Rate Term Loans (as defined in the Term Loan B Credit Facility) or (b) 3.50% above the Base Rate for Base Rate Term Loans (as each such term is defined in the Term Loan B Credit Facility), (v) applied a prepayment premium (A) with respect to any voluntary prepayment of Term B-3 Loans (as defined in the Term Loan B Credit Facility) (including in connection with the incurrence of refinancing indebtedness), of 3% of the principal amount of the Term B-3 Loans so prepaid on or prior to the first anniversary of the TLCA Amendment No. 4 effective date, stepping down to 2% after the first anniversary thereof but on or prior to the second anniversary thereof, and to par thereafter and (B) with respect to any amendment to the Term Loan B Credit Facility resulting in a Repricing Transaction (as defined in the Term Loan B Credit Facility), of 3% of the principal amount of the Term B-3 Loans so repriced on or prior to the first anniversary of the TLCA Amendment No. 4 effective date, stepping down to 2% after the first anniversary thereof but on or prior to the second anniversary thereof and to 1% after the second anniversary thereof but on or prior to the third anniversary thereof and to par thereafter and (vi) make certain technical changes to certain defined terms.

The foregoing description of the TLCA Amendment No. 4 is not complete and is qualified in its entirety by reference to the full text of the TLCA Amendment No. 4, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2, dated as of March 12, 2015, among OCI Beaumont LLC, OCI Partners LP, Bank of America, N.A., as administrative agent, and the other lenders party thereto, to the Revolving Credit Agreement dated as of April 4, 2014

10.2	Amendment No. 4, dated as of March 12, 2015, among OCI Beaumont LLC, OCI USA Inc., OCI Partners LP, Bank of America, N.A., as administrative agent, , and the other lenders party thereto, to the Term Loan Credit Agreement dated as of August 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

	By:	OCI GP LLC, its general partner

Dated: March 16, 2015	By:	/s/ Frank Bakker
Frank Bakker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated as of March 12, 2015, among OCI Beaumont LLC, OCI Partners LP, Bank of America, N.A., as administrative agent, and the other lenders party thereto, to the Revolving Credit Agreement dated as of April 4, 2014

10.2	Amendment No. 4, dated as of March 12, 2015, among OCI Beaumont LLC, OCI USA Inc., OCI Partners LP, Bank of America, N.A., as administrative agent, , and the other lenders party thereto, to the Term Loan Credit Agreement dated as of August 20, 2013